Exhibit 10.12

DIRECTOR NOMINATION AGREEMENT

This DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made as of July 20, 2012 by and between:

(i)	Performant Financial Corporation, a Delaware corporation (the “Company”); and

(ii)	Parthenon DCS Holdings, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A. WHEREAS the Investor and the Company entered into an Investment Agreement dated as of January 8, 2004 (the “Former Agreement”);

B. WHEREAS the Company is contemplating an underwritten initial public offering of shares of its Common Stock registered on Form S-1 under the Securities Act (the “IPO”);

C. WHEREAS, in connection with the IPO, the parties to the Former Agreement have agreed to terminate the Former Agreement; and

D. WHEREAS, conditioned upon the termination of the Former Agreement, the Company and the Investor desire to enter into this Agreement to set forth their agreements regarding Investor’s right to designate Board members following the IPO.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Effective Date. This Agreement shall become effective, and the Former Agreement shall terminated and be of no further force or effect, upon the consummation of the closing of the IPO (the “Effective Date”).

1.2. Definitions. Certain capitalized terms used in this Agreement shall have the meaning set forth in Section 5 hereof.

2. BOARD REPRESENTATION.

2.1. Right to Designate. From and after the Effective Date hereof until the provisions of this Section 2.1 cease to be effective, Investor shall be entitled to designate such number of persons for election to the Board as is equal to the nearest whole number greater than the product obtained by multiplying (a) the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by the Parthenon Group and (b) the number of positions, including any vacancies, on the Board (each such person, a “Nominee”); provided that a reduction in the percentage of total voting power Beneficially Owned by the Parthenon Group shall not shorten the term of any incumbent director.

2.2 Expansion of Board and Appointment; Classification; Initial Designees of Investor. Following Investor’s designation of a Nominee, the Company shall take such steps, if any, as are necessary to increase the size of the Board to accommodate the Nominee, and the directors then in office will elect such Nominee to fill the resulting vacancy and determine the class in which such Nominee shall be placed in accordance with the Company’s certificate of incorporation. At the Effective Date, the Board shall be comprised of seven (7) members and the initial Nominees of Investor and the Class in which each shall be allocated are as follows: Todd R. Ford (Class I); Brian P. Golson (Class I); William D. Hansen (Class II); Jeffrey S. Stein (Class III ); and William C. Kessinger (Class III). Investor shall not be obligated to designate all (or any) of the directors it is entitled to designate pursuant to this Agreement, but the failure to do so shall not constitute a waiver of its rights hereunder.

2.3 Subsequent Nomination of Persons Designated by Investor. The Nominating Committee of the Board shall recommend to the Board that any Nominee be nominated and recommended by the Board to stockholders for election as a director at each meeting of stockholders at which directors of the class in which such Nominee was or is to be placed are elected and the Board shall recommend any Nominee to the stockholders for election as a director at each meeting of stockholders at which directors of the class in which such person was or is to be placed are elected. The Company shall use its best efforts to cause the election of each person designated by Investor, including by including each such Nominee in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of stockholders called for the election of such Nominee’s class of directors, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of such Nominee’s class of directors.

2.4 Replacement of Directors Designated by Investor. In the event that any Nominee shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be not be filled until the Investor has designated a replacement and the vacancy shall be filled as soon as practicable following Investor’s designation of a replacement pursuant to the above provisions, unless Investor has specifically waived in writing its rights (temporarily or permanently) to designate a replacement. For the avoidance of doubt, a reduction in the percentage of total voting power of the outstanding Common Stock Beneficially Owned by the Parthenon Group shall not impact the Investor’s right to fill a vacancy resulting from any Nominee ceasing to serve as a director for any reason.

2.5 Committees. From and after the Effective Date hereof until the provisions of this Section 2.5 cease to be effective, Investor shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (a) the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by the Parthenon Group and (b) the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards. Any additional members shall be determined by the Board.

2.6 Termination of Investor’s Right to Designate. At such time as the Parthenon Group ceases to Beneficially Own Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock, Investor shall no longer be entitled to designate any person for election to the Board or to designate members of committees of the Board pursuant to this Agreement; provided that a reduction in the percentage of total voting power of the outstanding Common Stock Beneficially Owned by the Parthenon Group shall not shorten the term of any incumbent director.

3. REMEDIES.

3.1. Specific Performance. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each party hereto shall be entitled to specific performance of the obligations of the other party hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

4. AMENDMENT, TERMINATION, ETC.

4.1. Written Modifications. This Agreement may not be orally amended or modified and no oral waiver of any of its terms shall be effective. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Investor. Each such amendment, modification or waiver shall be binding upon each party hereto.

4.2. Withdrawal from Agreement. Investor may at any time elect, by giving written notice of withdrawal to the Company, to terminate this Agreement. From the date of delivery of such withdrawal notice, the Investor shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement.

4.3. Termination. Except as provided in the first sentence of Section 4.4, this Agreement shall terminate upon the occurrence of any of the following: (a) at such time as Investor is no longer entitled to designate any director to the Board pursuant to Section 2.6 hereof; or (b) upon the Investor’s notice of withdrawal from this Agreement pursuant to Section 4.2 hereof.

4.4. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for a material breach hereof prior to such termination.

5. DEFINITIONS. For purposes of this Agreement:

5.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 5:

(i) The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

5.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person; the term “control” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” shall have meanings correlative to the foregoing.

“Beneficially Own” shall mean that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company, and “Beneficially Owned” shall have a correlative meaning.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Effective Date” shall have the meaning set forth in Section 1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Former Agreement” shall have the meaning set forth in the Recitals.

“Investor” shall have the meaning set forth in the Recitals.

“IPO” shall have the meaning set forth in the Recitals.

“Parthenon Group” shall mean PCP Managers, LLC and its successors and Affiliates. A “member” of the Parthenon Group shall mean any Person who is part of the Parthenon Group.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

6. MISCELLANEOUS.

6.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

6.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, to:

Performant Financial Corporation

333 North Canyons Parkway, Suite 100

Livermore, CA 94551

Facsimile:

Attention: Chief Executive Officer

with copies to:

Pillsbury Winthrop Shaw Pittman LLP 50

Fremont Street

San Francisco, CA 94105

Facsimile: (415) 983-1200

Attention: Blair W. White

If to Investor, to:

Parthenon Capital Partners

Four Embarcadero Center, Suite 3610

San Francisco, CA 94111

Facsimile: (415) 913-3913

Attention: William C. Kessinger and Brian P. Golson

with copies to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Facsimile: (312) 862-2200

Attention: Jeffrey Seifman

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

6.3. Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to the subject matter, supersedes in its entirety all prior or contemporaneous oral or written agreements or discussions with respect to its subject matter and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other party hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void; provided, however, that Investor shall be entitled to assign its rights hereunder to any member of the Parthenon Group without the prior written consent of the Company so long as such member has agreed in writing to be bound by the terms of this Agreement.

6.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

6.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

6.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

6.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and Investor covenant, agree and acknowledge that no recourse under this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of Investor or of any Affiliate thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or member of Investor or any Affiliate thereof, as such, for any obligation of Investor under this Agreement.

7. GOVERNING LAW.

7.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

7.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 hereof is reasonably calculated to give actual notice.

7.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.